                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)   MAY 14, 1998
                                                 -------------------------------


                           TRIKON TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     CALIFORNIA                     0-26482                  95-4054321
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission                (IRS Employer
       of incorporation)          File Number)            Identification No.)


RINGLAND WAY, NEWPORT, GWENT, UNITED KINGDOM                      NP6 2TA
--------------------------------------------------------------------------------
          (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code    44 1 633 414 000
                                                   -----------------------------



-------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS

On April 14, 1998, Trikon Technologies, Inc. (the "Company" or "Trikon") commenced an exchange offer (the ``Exchange Offer'') for all of its outstanding 7-1/8% Convertible Subordinated Notes due 2001 (the ``Convertible Notes''), Series G Preferred Stock (the ``Series G Preferred Stock'') and warrants issued in connection with the issuance of Series G Preferred Stock (the ``Warrants''). The Exchange Offer expired at 5:00 p.m., New York City time, on May 14, 1998, and immediately thereafter, the Company accepted for exchange or conversion all validly tendered Convertible Notes, Series G Preferred Stock and Warrants. $82,103,000 principal amount of Convertible Notes (approximately 95% of the aggregate principal amount outstanding), 2,873,143 shares of Series G Preferred Stock (approximately 97% of the total shares outstanding) and 866,388 Warrants (approximately 97% of the Warrants outstanding) had been validly tendered for exchange. Because more than two-thirds of the outstanding shares of Series G Preferred Stock tendered, in accordance with the terms of the Certificate of Determination of the Company establishing the rights, preferences and privileges of the Series G Preferred Stock, all other outstanding shares of Series G Preferred Stock automatically converted into shares of Common Stock. The $82,103,000 principal amount of Convertible Notes tendered have been exchanged for approximately 22.7 million shares of the Company's Common Stock (the ``Common Stock''), approximately 2.86 million shares of the Company's Series H Preferred Stock, $10 stated amount per share (the "Series H Preferred Stock"), and approximately 29,300 shares of Series I Junior Participating Preferred Stock (the "Series I Preferred Stock"). The shares of Series G Preferred Stock and Warrants have been converted and exchanged for approximately 7.2 million shares of Common Stock and approximately 8,000 shares of the Series I Preferred Stock. The Series H Preferred Stock is redeemable at the option of the Company for cash at a redemption price equal to the stated amount and the holders of the Series H Preferred Stock are entitled to receive dividends at an annual rate of 8-1/8% of the stated amount payable annually, at the option of the Company, in cash or additional shares of preferred stock or any combination thereof. Each share of Series H Preferred Stock is subject to automatic conversion if the Common Stock price reaches certain levels. Holders of Series H Preferred Stock are entitled to elect one director if the Board of Directors of the Company is constituted of five or fewer members and two directors if the Board of Directors of the Company is constituted of more than five members. If the Series H Preferred Stock is not redeemed by June 30, 2001 or at such earlier date the Company's cash exceeds a certain amount, holders of Series H Preferred Stock shall be entitled to elect the number of directors that would constitute a majority of the Board of Directors. The Company intends to call a special meeting of shareholders to approve an amendment (the ``Charter Amendment'') to the Articles of Incorporation of the Company to provide for an increase in the number of authorized shares of Common Stock. Upon approval of the Charter Amendment, each share of Series I Preferred Stock will automatically convert into 1,000 shares of Common Stock. In connection with the consummation of the Exchange Offer, the Company has agreed to issue 5.0 million shares of restricted Common Stock and 6,476 shares of restricted Series I Preferred Stock to the Company's Chairman of the Board and Chief Executive Officer. Upon conversion of the Series I Preferred Stock, the issuance will represent approximately 11,500,000 shares or 12% of the outstanding Common Stock.

In connection with the Exchange Offer, the Company solicited the consent of holders of the Convertible Notes to certain proposed amendments to the Indenture dated October 7, 1996, between the Company and U.S. Trust Company of California, N.A., as trustee (the "Trustee"), and the termination of the Registration Agreement among the Company, Salomon Brothers Inc and Unterberg Harris. Upon the expiration of the Exchange Offer, the Company entered into a Supplemental Indenture with the Trustee, which became operative upon the acceptance by the Company of the tendered Convertible Notes. The Supplemental Indenture, among other things, deleted certain "Events of Default" under the Indenture and the "Designated Event" covenant of the Indenture and amended the "Limitations on Suits" provisions to require at least a majority in principal amount of the then outstanding Convertible Notes to make a request to the Trustee. Upon acceptance of the tendered Notes, the Registration Agreement terminated, thereby terminating the Company's obligation to register under the Securities Act of 1933, as amended, the Convertible Notes and the underlying Common Stock into which such Convertible Notes are convertible.

As outlined in the offering documents disseminated in connection with the Exchange Offer, the Company did not pay interest of $3.3 million accrued and due on April 15, 1998. Interest was paid on May 15, 1998 to the holders of Convertible Notes which did not accept the Exchange Offer. In accordance with the terms of the Exchange Offer, any accrued and unpaid interest on Convertible Notes accepted in the Exchange Offer will not be paid and will be included in the calculation of the profit or loss arising on the exchange of the Convertible Notes.

                                       2.

The Exchange Offer will be accounted for under SFAS No. 15, "Troubled Debt Restructuring."

           UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA OF TRIKON

The unaudited pro forma financial information presented below should be read in conjunction with the notes thereto, as set forth below, and the separate financial statements of Trikon, and Trikon Technologies Limited and Trikon Equipments Limited (collectively, "Trikon Limited") included in the Company's Annual Report on Form 10-K for fiscal year ended December 31, 1997 (the
"1997 Form 10-K").

The accompanying unaudited pro forma financial data includes the following unaudited pro forma financial statements:

    1. Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1997 reflecting the pro forma effects of the restructuring and related events ("Unaudited Pro Forma Statement of Operations No. 1")

    2. Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1997 reflecting the pro forma effects of the restructuring and related events and the Exchange Offer ("Unaudited Pro Forma Statement of Operations No. 2"); and

    3. Unaudited pro forma condensed consolidated statement of operations for the quarter ended March 31, 1998 reflecting the pro forma effects of the Exchange Offer ("Unaudited Pro Forma Statement of Operations No. 3"); and

    4. Unaudited pro forma condensed consolidated balance sheet as of March 31, 1998 reflecting the pro forma effects of the Exchange Offer ("Unaudited Pro Forma Balance Sheet").

The accompanying Unaudited Pro Forma Statement of Operations No. 1 gives effect to 1) the repayment and termination of the Company's working capital facility (the "Working Capital Facility"), 2) the closure of the Company's Etch operations in its Chatsworth, California location and related asset impairment charges and 3) certain other restructuring costs including the write-down of intangible assets/values, as a result of recent and projected revenues, continuing losses and negative cash flows, which indicate the intangible assets have become impaired, as if they had occurred as of January 1, 1997. Accordingly, the Unaudited Pro Forma Statement of Operations No. 1 excludes the results of operations of the Company's Etch operations, includes certain adjustments to reduce amortization expense related to the write-off of intangible assets and the related tax effect, and reduces interest expense reflecting the pay off of the Working Capital Facility.

Following the completion of the restructuring of the Company's operations, the remaining business will consist primarily of the worldwide operations of Trikon Limited, the business acquired by Trikon on November 15, 1996 with headquarters located in the United Kingdom.

The following Unaudited Pro Forma Balance Sheet of Trikon, the Unaudited Pro Forma Statement of Operations No. 2 and Unaudited Pro Forma Statement of Operations No. 3 have been prepared to illustrate the effect of the Exchange Offer. The financial statements have been prepared as though the Exchange Offer had occurred on March 31, 1998 for purposes of the Unaudited Pro Forma Balance Sheet and as of January 1, 1997 and 1998 for purposes of the Unaudited Pro Forma Statement of Operations No. 2 and Unaudited Pro Forma Statement of Operations No. 3, respectively. The pro forma adjustments and the assumptions on which they are based are described in the accompanying notes to the unaudited pro forma financial statements.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations of Trikon that would have been reported had the restructuring and related events or the Exchange Offer occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of Trikon at any future date or the consolidated results of operations of Trikon for any future period.

Amounts representing the number of shares and fair market value of common and preferred stock, and the amount of transaction fees and other assumptions as reflected in the accompanying pro forma financial statements, are preliminary.

                                       3.

  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS NO. 1
                                  OF TRIKON

                         YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                         PRO FORMA
                                                        ADJUSTMENTS
                                             REMOVE      SHUT DOWN
                           HISTORICAL         ETCH         ETCH          PRO FORMA
                       CONSOLIDATED(1)(7) OPERATIONS(2)  DIVISION     CONSOLIDATED(7)
                       ------------------ ------------- -----------   ---------------
Total revenues..........    $  85,109       $(8,803)    $(29,500)(3)     $ 46,806
Costs and expenses
 Cost of goods sold.....       61,974        (8,095)     (20,735)(3)       33,144
 Research and
  development...........       17,033        (7,847)         --             9,186
 Selling, general and
  administrative........       34,734       (13,741)         --            20,993
 Amortization of
  intangibles...........        3,116           --        (3,116)(4)          --
 Purchased in-process
  technology............        2,975        (2,975)         --               --
 Restructuring costs....       18,273           --       (18,273)(3)          --
 Impairment write-downs.       44,135           --       (44,135)(3)          --
                            ---------       -------     --------         --------
                              182,240       (32,658)     (86,259)          63,323
                            ---------       -------     --------         --------
 Loss from operations...      (97,131)       23,855       56,759          (16,517)
 Interest expense, net..      (11,394)          --         3,106 (5)       (8,288)
                            ---------       -------     --------         --------
 Loss before income tax
  provision (benefit)...     (108,525)       23,855       59,865          (24,805)
 Income tax provision
  (benefit).............       (9,248)          --         9,540 (6)          292
                            ---------       -------     --------         --------
 Net loss...............    $ (99,277)      $23,855     $ 50,325         $(25,097)
                            =========       =======     ========         ========
 Net loss per share
  basic and diluted.....    $   (6.71)                                   $  (1.70)
                            =========                                    ========
 Number of shares used
  in per share
  computation...........       14,800                                      14,800
                            =========                                    ========

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS NO. 1 OF TRIKON

(1) As presented in the Consolidated Financial Statements included in the Company's 1997 Form 10-K.
(2) Removes the operations of the Company's Etch operations in Chatsworth, California, except for ongoing corporate cost of approximately $750,000.
(3) Removes the restructuring cost and asset impairment write-downs and the license revenues from the sale of the MORI(TM) source and Forcefill(R) PVD technologies licenses.
(4) Represents a reduction in amortization expense related to the write-down of intangible assets discussed above.
(5) Represents a reduction in interest expense resulting from the assumed repayment of the Working Capital Facility as of January 1, 1997 and the removal of financing cost written off calculated as follows:

   Working Capital Facility paid off................ $14,261
   Interest rate in effect during period............      10%
                                                     -------
   Reduced interest expense.........................   1,426
   Write off of financing cost......................   1,680
                                                     -------
                                                     $ 3,106
                                                     =======

(6) Represents the removal of the tax effect of the amortization adjustment and write-off of a deferred tax liability which was established when the Company acquired Trikon Limited in November 1996, for the difference in the book and tax basis of the assets primarily consisting of intangible assets. Accordingly, the write-off of such intangible assets directly impacts the deferred tax liability and creates a deferred income tax benefit.
(7) Includes approximately $5.2 million effect (charged to cost of goods sold) associated with the APB No. 16 write-up of Trikon Limited inventory.

                                       4.

   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS NO. 2
                                   OF TRIKON

                         YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                         HISTORICAL          EXCHANGE      PRO FORMA
                                       CONSOLIDATED(1)(7)    OFFER       CONSOLIDATED(7)
                                       ------------------   --------     ---------------
Total revenues........................    $ 46,806          $   --         $ 46,806
Costs and expenses
 Cost of goods sold...................      33,144              --           33,144
 Research and development.............       9,186              --            9,186
 Selling, general and administrative..      20,993            1,517 (2)      22,510
                                          --------          -------        --------
                                            63,323            1,517          64,840
                                          --------          -------        --------
 Loss from operations.................     (16,517)          (1,517)        (18,034)
 Interest expense, net................      (8,288)           7,144 (3)      (1,144)
                                          --------          -------        --------
 Loss before income tax provision.....     (24,805)           5,627         (19,178)
 Income tax provision.................         292              --              292
                                          --------          -------        --------
Loss before extraordinary item........    $(25,097)         $ 5,627        $(19,470)
                                          ========          =======        ========
Loss before extraordinary item
  per share basic and diluted (4).....    $  (1.70)                        $  (0.27)
                                          ========                         ========
 Number of shares used in per share
  computation.........................      14,800           67,083 (4)      81,883
                                          ========          =======        ========

--------
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS NO. 2 OF TRIKON

(1) Represents unaudited pro forma consolidated condensed statement of operations reflecting the effects of the restructuring and related events derived from the Unaudited Pro Forma Statement of Operations No. 1 of Trikon.

(2) Represents compensation expense recognized based on the vesting of the restricted Common Stock to be issued to the Company's Chairman of the Board and Chief Executive Officer. The Common Stock issued to the Chairman of the Board and Chief Executive Officer becomes 100% vested after five years. This amount represents 20% of the total fair market value of the restricted Common Stock issuance, based on recent quoted market prices (i.e., $0.66 per share) of the Company's Common Stock on the date of consummation of the Exchange Offer.

(3) Adjustment to interest expense to give effect to Exchange Offer at the beginning of period presented computed as follows:

     Notes................................ $82,103
     Interest rate........................   7.625%
                                           -------
                                             6,260
     Amortization of financing cost.......     884
                                           -------
                                           $ 7,144
                                           =======

(4) Loss per share and weighted average shares outstanding are presented as if the 51.9 million shares of common stock to be issued to the holders of the Notes, 11.5 million shares of restricted Common Stock to be issued to the Chairman of the Board and Chief Executive Officer of the Company and 15.2 million shares of Common Stock to be issued to the holders of the Series G Preferred Stock and the Warrants in the Exchange Offer as consummated were issued as of January 1, 1997. The net loss has been increased by $2.3 million, representing one year of dividends on the Series H Preferred Stock, for purposes of calculating the basic and diluted net loss per share. All of the restricted Common Stock to be issued to the Company's Chairman of the Board and Chief Executive Officer have been excluded from the basic earnings per share computation because the restrictions would not have lapsed during the one year period. The 11.5 million shares of restricted Common Stock issued to the Company's Chairman of the Board and Chief Executive Officer have been excluded from diluted loss per share because they are anti-dilutive.

  The Unaudited Pro Forma Statement of Operations No. 2 of Trikon does not reflect a bonus payable to the Company's Chairman of the Board and Chief Executive Officer in the amount of $1.5 million payable upon the achievement of certain profitability levels and the occurrence of certain other events. This bonus will be reflected as a charge to earnings when it is probable that the profitability levels will be achieved and the other events will occur.

  The gain resulting from the Exchange Offer will be reflected as an extraordinary item in the quarter ended June 30, 1998. The gain is excluded from the Unaudited Pro Forma Statement of Operations No. 2.

                                      5.

   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS NO. 3

                         QUARTER ENDED MARCH 31, 1998
        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

                                                         EXCHANGE        PRO FORMA
                                       CONSOLIDATED(1)     OFFER       CONSOLIDATED
                                       --------------- ------------    ------------
Total revenues........................   $    17,203         $  --     $    17,203
Costs and expenses
 Cost of goods sold...................         4,635            --           4,635
 Research and development.............         2,036            --           2,036
 Selling, general and administrative..         4,803           379 (2)       5,181
 Amortization of intangibles..........             1            --               1
                                         -----------   -----------     -----------
                                              11,474           379          11,853
                                         -----------   -----------     -----------
 Income from operations...............         5,729          (379)          8,350
 Interest expense, net................        (1,941)        1,744 (3)        (197)
                                         -----------   -----------     -----------
 Income before income tax provision...         3,788         1,365           5,153
 Income tax benefit...................          (217)           --            (217)
                                         -----------   -----------     -----------
 Income before extraordinary item.....   $     4,005   $     1,365     $     5,370
                                         ===========   ===========     ===========
 Basic earnings per share (4).........   $       .26                   $      0.06
                                         ===========                   ===========
 Dilutive earnings per share..........   $      0.22                   $      0.05
                                         ===========                   ===========
 Average common shares-basic..........        15,147        67,083          82,230
                                         ===========   ===========     ===========
 Average common shares-diluted........        18,109        69,778          87,887
                                         ===========   ===========     ===========

--------
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS NO. 3 OF TRIKON

(1) As presented in the unaudited condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

(2) Represents compensation expense recognized based on the vesting of the restricted Common Stock to be issued to the Company's Chairman of the Board and Chief Executive Officer. The Common Stock issued to the Chairman of the Board and Chief Executive Officer becomes 100% vested after five years. This amount represents one quarters worth of compensation expense attributable to the restricted stock issuance, based on recent quoted market prices (i.e., $0.66 per share) of the Company's Common Stock.

(3) Adjustment to interest expense to give effect to Exchange Offer at the beginning of period presented computed as follows:

     Notes...........................................  $82,103
     Interest rate...................................    7.625%
                                                       -------
     Annual interest.................................  $ 6,260
                                                       =======
     Quarterly interest..............................  $ 1,565
     Quarterly amortization of financing cost........      179
                                                       -------
                                                       $ 1,744
                                                       =======

                                      6.

Following the Exchange Offer, the interest rate on Convertible Notes still outstanding will be 7-1/8% under the terms of the amended Indenture.

(4) Basic and dilutive earnings per share and weighted average shares outstanding are presented as if the 51.9 million shares of Common Stock to be issued to the holders of the Convertible Notes in the Exchange Offer,
    11.5 million shares of restricted Common Stock to be issued to the Chairman of the Board and Chief Executive Officer of the Company in the Exchange Offer and 15.2 million shares of Common Stock to be issued to the holders of the Series G Preferred Stock and the Warrants in the Exchange Offer were issued as of January 1, 1998. Net income has been decreased by $0.6 million, representing one quarter of a year of dividends on the Series H Preferred Stock, for purposes of calculating the basic and diluted net earnings per share. None of the 11.5 million shares of restricted Common Stock to be issued to the Company's Chairman of the Board and Chief Executive Officer are included in the number of shares used in the basic per share computation because the time-based vesting restriction would not have lapsed during the quarter. For purposes of diluted earnings per share the number of shares of the 11.5 million shares of restricted Common Stock issued to the Company's Chairman of the Board and Chief Executive Officer included in the denominator of the computation is based on the treasury stock method. For the quarter ended March 31, 1998 the denominator in the diluted earnings per share computation included 5,655,694 shares of the 11.5 million shares of restricted common stock computed under the treasury stock method assuming an average unrecognized compensation expense of $7.4 million and an average price for the quarter of $1.267 per share.

  The Unaudited Pro Forma Statement of Operations No. 3 of Trikon does not reflect a bonus payable to the Company's Chairman of the Board and Chief Executive Officer in the amount of $1.5 million payable upon the achievement of certain profitability levels and the occurrence of certain other events. This bonus will be reflected as a charge to earnings when it is probable that the profitability levels will be achieved and the other events will occur.

  The gain resulting from the Exchange Offer will be reflected as an extraordinary item in the quarter ended June 30, 1998. The gain is excluded from the Unaudited Pro Forma Statement of Operations No. 3.


                                      7.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET OF TRIKON

                                 MARCH 31, 1998
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                    EXCHANGE          PRO FORMA
                                    CONSOLIDATED(1)  OFFER           CONSOLIDATED
ASSETS                              --------------- ---------      ---------------
Current assets:
  Cash and cash equivalents........    $  17,204    $     --           $17,204
  Accounts receivable, net.........       10,278          --            10,278
  Inventories, net.................       23,732          --            23,732
  Other current assets.............        1,987          --             1,987
                                       ---------    ---------          -------
    Total current assets...........       53,201          --            53,201
Property, equipment and leasehold
 improvements, net.................       21,926          --            21,926
Demonstration systems, net.........        1,227          --             1,227
Bond financing costs, net of
   accumulated amortization........        2,127      (2,025) (2)          102
Other assets.......................          400          --               400
                                       ---------    ---------          -------
    Total assets...................    $  78,881    $ (2,025)          $76,856
                                       =========    =========          =======
LIABILITIES AND
 SHAREHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
  Convertible subordinated notes...    $  86,250    $(86,250) (2)      $    --
  Accounts payable and accrued
   expenses........................        5,799         500  (2)(4)     6,299
  Restructuring cost...............        1,561          --             1,561
  Sales returns payable............       11,468          --            11,468
  Other current liabilities........        8,415      (2,870) (2)        5,545
                                       ---------    ---------          -------
    Total current liabilities......      113,493     (88,620)           24,873
Other non-current liabilities......        5,744          --             5,744
Convertible subordinated notes.....           --       4,147  (2)        4,147

SHAREHOLDERS' EQUITY (DEFICIENCY)
  Series G Preferred Stock.........       19,349     (19,349) (2)           --
  Series H Preferred Stock.........           --      28,558  (2)       28,558
  Common Stock.....................      137,767      34,271  (2)      198,972
                                                      19,349  (2)
                                                       7,585  (3)
  Cumulative translation...........         (163)         --              (163)
  Deferred compensation............           --      (7,585) (3)       (7,585)
  Accumulated deficit..............     (197,309)     19,619  (2)     (177,690)
                                       ---------    ---------          -------
    Total shareholders' equity
     (deficiency)..................      (40,356)     82,448            42,092
                                       ---------    ---------          -------
    Total liabilities and
     shareholders' equity
     (deficiency)..................    $  78,881    $ (2,025)          $76,856
                                       =========    =========          =======

--------
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(1) As presented in the unaudited condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

(2) To give effect to the issuance of Common Stock and Series H Preferred Stock, accrual of estimated transaction fees, conversion of the Convertible Notes and Series G Preferred Stock, forgiveness of interest payable and recording of the related gain on the transaction, under SFAS No. 15 "Troubled Debt Restructuring," pursuant to the Exchange Offer, as consummated on May 14, 1998. Holders of $82,103,000 of the Convertible Notes have elected to participate in the exchange offer. The holders of $4,147,000 of the Convertible Notes have elected not to participate in the Exchange Offer and accordingly, this amount has been reclassified to long-term debt in accordance with the amended Indenture resulting from the Exchange Offer. In accordance with SFAS No. 15, the Series H Preferred Stock is stated at the full liquidation value. No dividends are accrued on the Series H Preferred Stock in computing the amount of the gain on the transaction since the Company has the option to pay such dividends with additional preferred stock, cash or any combination thereof. The Common Stock amount includes approximately 15.2 million shares of Common Stock to be issued to the holders of the Series G Preferred Stock and the Warrants. The excess of the $19.3 million of Series G Preferred Stock over the fair market value of the Common Stock of $9.3 million, based on $0.66 per share quoted market prices, has been recorded as an addition to Common Stock. The Common Stock amount also includes approximately 51.9 million shares of Common Stock to be issued to the holders of the Notes at an estimated fair market value of $0.66 per share based on recent quoted market prices of the Company's Common Stock, resulting in a gain computed as follows:

                                                                        AMOUNT
                                                                        -------
                                                                        (000'S)
   Carrying amount of the Convertible Notes redeemed................... $82,103
   Accrued interest on Convertible Notes redeemed......................   2,870
                                                                        -------
                                                                         84,973
   Less:
   Series H Preferred Stock at liquidation value.......................  28,558
   Common Stock at current market value................................  34,271
   Write-off capitalized financing cost, related to the Convertible
     Notes redeemed....................................................   2,025
   Estimated transaction cost..........................................     500
                                                                        -------
                                                                         65,354
                                                                        -------
   Gain................................................................ $19,619
                                                                        =======


    The gain resulting from the Exchange Offer will be reflected as an extraordinary item in the quarter ended June 30, 1998. The gain is excluded from the Unaudited Pro Forma Statement of Operations No. 2 and the Unaudited Statement of Operations No. 3.

    The unaudited pro forma Common Stock amounts assume the Series I Preferred Stock to be issued in the transaction and subsequently converted into Common Stock, upon shareholder approval of the Company's Charter Amendment, has been converted to Common Stock as of March 31, 1998 since shareholder approval is expected.

(3) Represents the recording of deferred compensation expense associated with the issuance of 11.5 million shares of Common Stock to the Company's Chairman of the Board and Chief Executive Officer valued at an estimated fair market value of $0.66 based on recent quoted market prices.

(4) Represents estimated transaction fees of $500,000.


                                      8.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits

           4.5 Certificate of Determination establishing the rights, preferences and privileges of the Series H Preferred Stock

           4.6 Certificate of Determination establishing the rights, preferences and privileges of the Series I Junior Participating Preferred Stock

           4.7 First Supplemental Indenture, dated as of May 14, 1998, between the Company and U.S. Trust Company of California, N.A.


                                      9.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    TRIKON TECHNOLOGIES, INC.


Date:  May 28, 1998                 By: /s/ Christopher D. Dobson
                                       ------------------------------
                                         Christopher D. Dobson
                                         Chairman of the Board and
                                         Chief Executive Officer



                                      10.